SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of report (Date of earliest
                                event reported):
                                  May 12, 2004

                        Command International Corporation
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                    000-26627                       13-4031359
           (Commission File Number)      (IRS Employer Identification No.)

             c/o Snow Becker Krauss  P.C.
             605 Third Avenue
             New York, New York                        10158
             (Address of Principal Executive Offices)  (Zip Code)

                                 (212) 687-3860
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On May 12, 2004, Staffin Group International, LLC ("Staffin") and Command International Corporation (the "Company") entered into a Settlement Agreement, whereby the Company agreed to sell to Staffin 100 shares of its wholly-owned subsidiary Command Line Corporation ("CLC"), which constituted all of the issued and outstanding capital stock of CLC, in consideration for the surrender of 578,936 shares of the Company. Staffin acquired the 578,936 shares pursuant to a Stock Purchase Agreement dated as of March 18, 2002 whereby the Company acquired from Staffin 100% of the issued and outstanding capital stock of CLC. CLC shall retain all intellectual property rights, trademarks, goodwill and other related rights such as existed prior to the closing date of the Stock Purchase Agreement, as well as all development that has taken place within CLC since the closing date of the Stock Purchase Agreement. Certain obligations between the Company and CLC were cancelled and the Company agreed to assume responsibility for satisfying certain defined obligations. The transaction closed on May 12, 2004.

Robert Fallah resigned from all officer and director positions he held with CLC and Donald Staffin and Anne Staffin resigned from all officer and director positions they may hold with the Company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATIONAL EXHIBITS


         (a) Pro Forma Financial Information - To be filed by amendment within 60 days after the date that this initial report on Form 8-K must be filed, which is May 27, 2004.


         (b)      Exhibits -

                  2.1 Settlement Agreement dated May 12, 2004, by and among Staffin Group International, LLC, Command International Corporation, Donald Staffin, Anne Staffin and Robert Fallah.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          COMMAND INTERNATIONAL CORPORATION
                                          (Registrant)

Date: May 25, 2004                        By:  /s/ Robert Fallah
                                               ---------------------------
                                               Robert Fallah,
                                               President


                                      -3-